Page No. 18
          Waverly, Inc.

                                EXHIBIT 15
                                ----------

          October 25, 1996


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

          Dear Sirs:

          We are aware that Waverly, Inc. has incorporated by reference our report dated October 25, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Forms S-8 (File Nos. 33-41925 and 33-61705). We are also aware of our responsibilities under the Securities Act of 1933.


          Very truly yours,


          /s/Coopers & Lybrand L.L.P.
          ---------------------------
          Coopers & Lybrand L.L.P.
          Baltimore, Maryland